FOURTH AMENDMENT
TO THE
2000 STOCK OPTION PLAN
OF
COUNTRYWIDE CREDIT INDUSTRIES, INC.

      WHEREAS, Countrywide Credit Industries, Inc. (the "Company") wishes to amend the Countrywide Credit Industries, Inc. 2000 Stock Option Plan (the "Plan") to revise the definition of "Cause" to include acts of moral turpitude and conviction of a felony;

      NOW THEREFORE, the Plan is hereby amended as follows:

      The first sentence of the first paragraph immediately following Section 6.5(e) is hereby deleted and a new sentence is inserted in its place as follows:

      "For purposes of this Section 6.5, the Terms Cause, Disability, and Retirement shall have the following meanings: "Cause" means (1) any act of (A) fraud or intentional misrepresentation, or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect Subsidiary or affiliate of the Company, (2) willful violation of any law, rule or regulation in connection with the performance of an Optionee's duties (other than traffic violations or similar offenses), or (3) with respect to any officer of the Company or any direct or indirect Subsidiary or affiliate of the Company, commission of any act of moral turpitude or conviction of a felony."

      IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to be executed by its duly authorized officer this __ day of February, 2002.

Countrywide Credit Industries, Inc. Anne McCallion Managing Director, Chief Administrative Officer